SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	Nov. 18, 2002

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

SIGNATURES
EX-23.01 Consent of Deloitte and Touche LLP
EX-23.02 Consent of PricewaterhouseCoopers LLP
EX-99.01 Report of Management/Public Accountants
EX-99.02 Revised Management's Discussion/Analysis
EX-99.03 Revised Selected Financial Data

Item 5. Other Events

In connection with a private-placement financing transaction expected to occur later in November, Xcel Energy Inc. is re-issuing its 2000 and 2001 audited consolidated financial statements, and filing revised selected financial data and certain sections of Management’s Discussion and Analysis (MDA) from the Company’s 2001 Annual Report on Form 10-K for consistency with the re-issued financial statements. To facilitate the Company’s financing transaction, re-issued audited financial statements of NRG are being filed with the SEC as an exhibit to an NRG Form 8-K report.

Re-Issued Financial Statements

The Xcel Energy consolidated financial statements included in this Current Report on Form 8-K contain reclassifications from amounts previously reported, for changes in the presentation of electric and gas trading revenues and costs and the impact of discontinued operations for certain components of NRG Energy Inc (NRG), and Xcel Energy subsidiary. These reclassifications did not change the Company’s earnings or cash flows from amounts previously reported in the 2001 Form 10-K.

Trading Reclassifications — The trading reclassifications relate to new reporting requirements issued in 2002 by the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB). The EITF’s initial decision requires that, effective with third quarter 2002 reporting, trading revenues and expenses should be presented on a net basis. The EITF subsequently deferred the required date for adopting the change from gross to net reporting until January 1, 2003. Xcel Energy adopted this change in presentation in its reissued 2001 and 2000 financial statements as filed initially on a Form 8-K dated Sept. 5, 2002. For consistency, Xcel Energy has now also reclassified revenue from trading activities for all comparable prior periods in the selected financial data and MDA sections filed herewith. Such energy trading activities, which were previously reported in the 2001 Form 10-K as a component of Electric and Gas Trading Costs, have been reclassified in the re-issued financial statements to offset Electric and Gas Trading Revenues and present Electric and Gas Trading Margin on a net basis. These reclassifications reduced total revenues and expenses by $3.1 billion and $2.0 billion for 2001 and 2000, respectively, but had no impact on trading margins or reported net income.

Discontinued Operations — Disclosures and the presentation of discontinued operations previously reflected in the Company’s re-issued financial statements for 2000 and 2001 have been changed to be consistent with discontinued operations as reflected in the Company’s third quarter 2002 Form 10-Q. In the accompanying re-issued financial statements, the operating results and estimated losses on disposal for these operations have been separately classified and reported as discontinued operations, and the assets and liabilities of such operations have been segregated and reclassified as related to operations held for sale. See Note 19 of the accompanying re-issued consolidated financial statements for more discussion of the impacts of discontinued operations.

Updated MDA & Selected Financial Data

Exhibit 99.02 of this Form 8-K report includes a revised portion of the Results of Operations section of the MDA, and Exhibit 99.03 includes a revised Selected Financial Data table which was originally included in Item 6 of the Company’s 2001 Annual Report on Form 10-K. This section of MDA, and the selected financial data, have been updated to reflect the financial statement reclassifications discussed above for trading margins and discontinued operations in the periods presented and discussed, but have not been updated to reflect other events occurring subsequent to the issuance of the 2001 Form 10-K.

For an updated discussion of subsequent events, or liquidity and capital resources for 2002, please refer to our Form 10-Q for the quarter ended September 30, 2002 as filed with the SEC on November 18, 2002.

Exhibit No.	Description

23.01	Consent of Independent Accountants - Deloitte and Touche LLP
23.02	Consent of Independent Accountants - PricewaterhouseCoopers LLP
99.01	Report of Management
Report of Independent Public Accountants
Consolidated Statements of Income
Consolidated Balance Sheets
Consolidated Statements of Cash Flows
Consolidated Statements of Stockholders’ Equity and Comprehensive Income
Consolidated Statements of Capitalization
Notes to Consolidated Financial Statements
99.02	Revised Management’s Discussion and Analysis - Results of Operations
99.03	Revised Selected Financial Data

Forward Looking Statements

This report includes forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “estimate,” “expect,” “believe,” “projected,” “objective,” “outlook,” “possible,” “potential” and similar expressions. Actual results and outcomes may vary materially. Factors that could cause actual results and outcomes to differ materially include, but are not limited to: general economic conditions, including the availability of credit, actions of rating agencies and their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; changes in federal or state legislation; regulation; risks associated with the California power market; currency translation and transaction adjustments; the higher degree of risk associated with Xcel Energy’s nonregulated businesses compared with Xcel Energy’s regulated business; risks related to the integration of NRG into Xcel Energy; the realization of expectations regarding the NRG financial improvement plan and the other risk factors listed from time to time by Xcel Energy in reports filed with the Securities and Exchange Commission (SEC), including Exhibit 99.01 to Xcel Energy’s report on Form 10-K for year 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ DAVID E. RIPKA David E. Ripka Vice President and Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. In addition each of the undersigned hereby certifies in his capacity as an officer of Xcel Energy, Inc. that this Report on Form 8-K fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

XCEL ENERGY INC. (Registrant)

/s/ RICHARD C. KELLY

Richard C. Kelly Vice President and Chief Financial Officer

/s/ WAYNE H. BRUNETTI

Wayne H. Brunetti Chairman, President and Chief Executive Officer

Nov. 18, 2002